FOR IMMEDIATE RELEASE:

Contacts:	Regina Milano (Media)	914-701-8417
	Dan Loh (Investors)	914-701-8210

DOT Awards Polar Air Cargo Four Additional China Frequencies

Weekly Flights Increase to Sixteen Beginning March 2007

Purchase, N.Y., August 25, 2006 -- Atlas Air Worldwide Holdings, Inc. (AAWW) (Nasdaq: AAWW), a leading provider of global air cargo services, today announced that the U.S. Department of Transportation (DOT) has awarded Polar Air Cargo, Inc. (Polar) four additional weekly frequencies for U.S.-China air cargo service beginning March 25, 2007, increasing the carrier’s weekly China flights to 16.

“The DOT has granted Polar a very valuable opportunity to increase our presence in the dynamic U.S.-China market,” said William J. Flynn, President and Chief Executive Officer of Atlas Air Worldwide Holdings, Polar’s parent company. "With 12 weekly frequencies today between the U.S. and Shanghai, and with the authority to operate an additional four weekly frequencies starting in March, we are pleased to expand our service to Beijing.” Polar will use the four newly awarded frequencies, plus one of the existing frequencies, to inaugurate its Beijing service.

Polar commenced its all-cargo scheduled service to China in December 2004 with six weekly flights. Three additional flights were added in March 2005, and another three in March 2006. The carrier is one of only four U.S. freighter operators designated to serve China. Through its scheduled service network, it offers service between China and multiple points in the United States, as well as Asia, Europe and South America.

“I am extremely pleased that Polar has consistently been awarded additional routes,” Mr. Flynn said. “Ever since the first frequencies were awarded to Polar, we have successfully operated our U.S.-China all-cargo service. This has allowed us to grow our presence in China, and throughout Asia, while providing competitive benefits to shippers in the U.S.-China market and all other connecting markets. We look forward to building on our service as the market requires.”

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

AAWW, through its principal subsidiaries Atlas and Polar, offers scheduled air cargo service, cargo charters, military charters, and ACMI aircraft leasing in which customers receive a dedicated aircraft, crew, maintenance and insurance on a long-term lease basis.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our continued ability to remedy weaknesses in our internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K filed by AAWW with the Securities and Exchange Commission on April 14, 2006. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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